Exhibit 99.1

Salarius Pharmaceuticals and Aspire Capital Announce a $10.9M Common Stock Purchase Agreement

Initial Purchase of $1 Million of Salarius Shares Completed, Aspire Capital to Purchase Additional Salarius

Common Stock over a 30-Month Span Extending into 2022

HOUSTON, October 28, 2019 — Salarius Pharmaceuticals, Inc. (Nasdaq: SLRX), a clinical-stage oncology company targeting the epigenetic causes of cancers, today announced that it has entered into a $10.9 million common stock purchase agreement, including a $1.0 million initial common stock purchase, with Aspire Capital Fund, LLC, a Chicago-based institutional investor.

With the investment by Aspire plus non-dilutive funding from the Cancer Prevention Research Institute of Texas (CPRIT) and ongoing financial support from the National Pediatric Cancer Foundation, Salarius believes it is well-capitalized to advance its current clinical programs through a number of near-term, value creating milestones, including early safety and efficacy data readouts from the ongoing Phase 1/2 clinical trial of Seclidemstat, Salarius’ lead drug candidate, in Ewing sarcoma and the Phase 1 clinical trial of Seclidemstat in advanced solid tumors.

Under the agreement, Aspire Capital is committed to purchase up to $10.9 million of Salarius’ common stock over a 30-month span extending into 2022, subject to certain terms and conditions. Immediately upon execution of the agreement, Aspire Capital made an initial purchase of 210,526 shares for $1.0 million, a per share purchase price of $4.75, which is equal to the closing sale price of Salarius’ shares on October 24, 2019, the date of the agreement. Any additional sales to Aspire Capital under the agreement will occur at the sole discretion of Salarius and at prices based on the market price of Salarius’ common stock at the time of each sale.

“This common stock purchase agreement with Aspire Capital provides Salarius with additional access to capital and financing flexibility allowing Salarius to further advance its lead drug candidate, Seclidemstat,” commented David Arthur, Chief Executive Officer of Salarius. “We believe our non-dilutive financial support from both CPRIT and the National Pediatric Cancer Foundation, now combined with funding from Aspire Capital, puts Salarius in a good financial position as we continue our work targeting the epigenetic causes of cancer.”

Steven G. Martin, the Managing Member of Aspire Capital, commented, “We are very pleased to announce this investment in Salarius as we recognize LSD1 as a novel and exciting target with ever increasing clinical validation in a broad range of cancers, including Ewing sarcoma and other advanced solid tumors, as well as hematologic cancers such as AML. Seclidemstat has demonstrated promising and potentially best-in-class characteristics driven by its differentiated reversible binding profile and inhibition of both the enzymatic and scaffolding functions of LSD1. Furthermore, we’re intrigued by recent evidence showing that the inhibition of LSD1 stimulates interferon production highlighting Seclidemstat’s potential as an important new immuno-oncology agent. Aspire Capital is confident that Salarius offers a good opportunity for near and long-term value creation.”

Under the terms of the agreement with Aspire Capital, Salarius retains full control over the timing of any stock sales made under the agreement and the amount of stock sold to Aspire Capital. There are no warrants, options, financing swaps, derivatives or other securities associated with the agreement. The agreement contains no restrictions on the use of proceeds, financial covenants or restrictions on future financings and no rights of first refusal, participation rights, penalties or liquidated damages. Lastly, Salarius maintains the right to terminate the agreement at any time, at its discretion, without any additional cost or penalty. The proceeds from this agreement will be used for working capital and general corporate purposes.

In addition to the Common Stock Purchase Agreement, Salarius also entered into a Registration Rights Agreement with Aspire Capital. Additional details regarding the transaction, including the issuance of commitment fee shares, the Common Stock Purchase Agreement and related Registration Rights Agreement is available in Salarius’ Current Report on Form 8-K, filed today with the SEC. Salarius has filed a prospectus supplement to its Form S-3 shelf registration statement (File No. 333-231010), which was declared effective on May 17, 2019 by the U.S. Securities and Exchange Commission, qualifying the offer and sale of common shares to Aspire Capital. A copy of the Prospectus Supplement is available on EDGAR at www.sec.gov or may be obtained upon request to Salarius. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Salarius Pharmaceuticals

Salarius Pharmaceuticals, Inc. is a clinical-stage oncology company targeting the epigenetic causes of cancers and is developing treatments for patients that need them the most. Epigenetics refers to the regulatory system that affects gene expression. In some cancers, epigenetic regulators often become dysregulated and incorrectly turn genes on or off leading to cancer progression. Drugs that are to safely modify the activity of these epigenetic regulators may correct the gene changes that are driving the disease. The company’s lead candidate, Seclidemstat, is currently in clinical development for treating Ewing sarcoma, for which it has Orphan Drug designation and Rare Pediatric Disease Designation by the U.S. Food and Drug Administration. Salarius believes that Seclidemstat is one of only two reversible inhibitors of the epigenetic modulator LSD1 currently in human trials, and that it could have potential for improved safety and efficacy compared to other LSD1-targeted therapies. Salarius is also developing Seclidemstat for a number of cancers with high unmet medical need, with a second Phase 1 clinical study in advanced solid tumors, including prostate, breast and ovarian cancers. Salarius receives financial support from the National Pediatric Cancer Foundation to advance the Ewing sarcoma clinical program and is also the recipient of an $18.7 million Product Development Award from the Cancer Prevention and Research Institute of Texas (CPRIT). For more information, please visit salariuspharma.com.

About Aspire Capital Fund, LLC

Aspire Capital Fund, LLC is a Chicago-based, long-only investment fund focused on making open market and direct equity investments in publicly traded companies. Aspire Capital Fund, LLC is managed by Aspire Capital Partners, LLC. Aspire Capital invests in a broad range of industries with a strong emphasis in healthcare and technology.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release are forward-looking statements. These forward-looking statements may be identified by terms such as “will,” “can,” “believe,” ”plan,” “allow,” “expect,” “provide,” “able to,” “position,” and similar terms or expressions or the negative thereof. Examples of such statements include, but are not limited to, statements relating to the following: the company’s belief that the Agreement will provide additional access to capital and financing flexibility to allow the company to further advance its lead drug candidate, Seclidemstat; the anticipated use of proceeds from the Agreement; the company’s belief that the funding under the Agreement and from CPRIT will put the company in a good financial position and that, with the Agreement and the non-dilutive funding available under CPRIT, the company is well capitalized to advance its current clinical programs through a number of near-term, value creating milestones; the potential for Seclidemstat to target the epigenetic causes of cancers including prostate, breast and ovarian cancers; expected timing and results of clinical studies, including the company’s expectations on reaching maximum tolerated dose early 2020 and reporting initial patient data later in the same year; Seclidemstat’s impact in Ewing sarcoma as a potential new and less toxic treatment and potential benefits to patients and their families; the nature, strategy and focus of the company; and the development and commercial potential of any product candidates of the company. Salarius may not actually achieve the plans, carry out the intentions or meet the expectations or objectives disclosed in the forward-looking statements. You should not place undue reliance on these forward-looking statements. These statements are subject to risks and uncertainties which could cause actual results and performance to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the ability of the company to raise additional capital to meet the company’s business operational needs and to achieve its business objectives and strategy; the company’s ability to project future capital needs and cash utilization; future clinical trial results; that the results of studies and clinical trials may not be predictive of future clinical trial results; the sufficiency of Salarius’ intellectual property protection; risks related to the drug development and the regulatory approval process; the competitive landscape and other industry-related risks; market conditions which may impact the ability of Salarius to sell stock to Aspire Capital; the possibility of unexpected expenses or other uses of Salarius’ cash resources; and other risks described in Salarius’ filings with the Securities and Exchange Commission, including those under the heading “Risk Factors.” The forward-looking statements contained in this press release speak only as of the date of this press release and are based on management’s assumptions and estimates as of such date. Salarius disclaims any intent or obligation to update these forward- looking statements to reflect events or circumstances that exist after the date on which they were made.

Contacts

Investor Relations

LifeSci Advisors, LLC

Jeremy Feffer

Managing Director

(212) 915-2568 jeremy@lifesciadvisors.com

Media Relations:

Tiberend Strategic Advisors, Inc.

Johanna Bennett

Senior Vice President (212) 375-2686 jbennett@tiberend.com

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